U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

AMENDMENT NO. 2 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2006

NEOMEDIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21743	36-3680347
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Second Street, Suite 600, Fort Myers, Florida		33901
(Address of Principal Executive Offices)		(Zip Code)

(239) - 337-3434
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of BSD Software, Inc.

On March 21, 2006, NeoMedia Technologies, Inc. (“NeoMedia”) (OTCBB:NEOM) acquired all of the outstanding common shares of BSD Software Inc. (“BSD”) (OTCBB: BSDS). Pursuant to the terms of the merger, BSD was merged with and into NeoMedia Telecom Services, Inc., a wholly-owned subsidiary of NeoMedia. The separate corporate existence of BSD ceased as of the effective time of the merger, and NeoMedia Telecom Services, Inc. continues as the surviving corporation.

In exchange for all of the outstanding shares of BSD, NeoMedia issued 7,123,698 shares of its common stock, valued at $0.3467, which is the volume-weighted average closing price of NeoMedia stock for the five days prior to the effective time of the merger. Each BSD shareholder received approximately 0.2019 share of NeoMedia common stock for each share of BSD common stock held.

BSD was the holder of 90% of the outstanding shares of Triton Global Business Services, Inc. (“Triton”), a provider of live and automated operator calling services and e-business support, including billing, clearinghouse and information management services, to companies in the telecommunications industry. With the merger, NeoMedia Telecom Services, inc., a wholly-owned subsidiary of NeoMedia, now owns 90% of Triton.

Explanatory Note Regarding the Filing of this 8-K Amendment No. 2

While preparing its annual report for the year ended December 31, 2006, NeoMedia management became aware that it incorrectly applied the principles of EITF 99−19, “Reporting Revenue Gross as a Principal vs. Net as an Agent,” with respect to revenue recognition of its subsidiary NeoMedia Telecom Services, comprised of the operations acquired from BSD. As a result, NeoMedia had overstated its revenue and its cost of revenues during the three and nine months ended September 30, 2006. These amounts are reflected on the restated statement of operations and comprehensive income. The adjustment did not affect net income (loss) during any period. The adjustment did not affect the statements of cash flows or balance sheet.

NeoMedia also concluded that revenue and cost of revenues were overstated in BSD’s historical financials for the years ended July 31, 2005 and 2004, and for the three and six month periods ended January 31, 2006 and 2005, as published in NeoMedia’s Amendment No. 1 to Form 8-K filed on June 2, 2006. This Amendment No. 2 to Form 8-K is being filed in order to provide restated financial statements of BSD for those periods. This amendment amends and restates the Original Filing solely as a result of, and to reflect, the restatement, and no other information in the Original Filing is amended hereby except for an update to BSD's revenue recognition policy.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)	Financial Statements of Acquired Businesses -BSD Software, Inc.

Interim Financial Statements for the three and six months ended January 31, 2006 and 2005 (unaudited):
Balance sheet as of January 31, 2006 (unaudited)
Statements of income for the three and six months ended January 31, 2006 and 2005 (unaudited)
Statements of cash flows for the six months ended January 31, 2006 and 2005 (unaudited)
Notes to financial statements for the six months ended January 31, 2006 and 2005 (unaudited)

Audited Financial Statements for the years ended July 31, 2005 and 2004:
Report of Independent Registered Public Accounting Firm
Balance sheet as of July 31, 2005
Statements of income for the years ended July 31, 2005 and 2004
Statements of changes in stockholders’ deficit for the years ended July 31, 2005 and 2004
Statements of cash flows for the years ended July 31, 2005 and 2004
Notes to financial statements for the year ended July 31, 2005

(b)	Pro Forma Financial Information

Notes to pro forma combined financial statements
Pro forma combined balance sheet as of December 31, 2005 (unaudited)
Pro forma combined statement of operations for the twelve months ended December 31, 2005 (unaudited)

(c)	Exhibits

None

(a)	Financial Statements of Acquired Business - BSD Software, Inc.

Supplementary Financial Information
The following information presents BSD Software, Inc.’s unaudited quarterly operating results for the three and six months ended January 31, 2006 and 2005. The data has been prepared by BSD Software, Inc. on a basis consistent with the consolidated financial statements included elsewhere in this Form 8-K/A, and includes all adjustments, consisting of normal recurring accruals, that considered necessary for a fair presentation thereof.  These operating results are not necessarily indicative of our future performance.

BSD SOFTWARE, INC. Interim Consolidated Balance Sheet (Unaudited) January 31, 2006
(U.S. dollars)

Assets

Current assets:

Cash and cash equivalents	$52,264
Accounts receivable	1,566,393
Prepaid expenses	13,383
Total current assets	1,632,040

Property and equipment, net	69,747
Total assets	$1,701,787

Liabilities and Stockholders' Deficiency

Current liabilities:
Accounts payable and accrued liabilities	$3,328,715
Shareholder loans	207,705
Due to Officer	518,050
Due to Wayside Solutions Inc.	920,678
Notes payable	68,621
5,043,769
Commitments and contingencies (Note 3)

Stockholders' deficiency:
Share capital:
Authorized:
Preferred stock 5,000,000 shares at $.001 par value
Common stock 50,000,000 shares at $.001 par value
Issued and outstanding:
32,560,897 common shares	32,561
Additional paid-in capital	3,193,697
Accumulated deficit	(5,694,867)
Accumulated other comprehensive loss	(873,373)
Total stockholders’ deficit	(3,341,982)
Total liabilities and stockholders’ deficit	$1,701,787
  The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Three Months Ended		Six Months Ended
	January 31		January 31
(U.S. dollars)	2006	2005	2006	2005
Revenue	$515,220	$322,673	$933,799	$728,961

Cost of revenue (exclusive of depreciation shown separately below)	130,903	23,085	260,951	26,956
	384,317	299,588	672,848	702,005
Operating expenses:
Administration	45,900	34,633	82,604	69,897
Professional fees	88,926	18,340	132,336	98,215
Rent	16,395	15,953	33,487	31,042
Payroll	189,587	122,621	329,207	245,019
Depreciation and amortization	12,649	19,094	28,425	38,623
	353,457	210,641	606,059	482,796

Income from operations	30,860	88,947	66,789	219,209

Other expenses
Interest expense	(28,478)	(30,317)	(57,114)	(61,178)
Loss on sale of assets	--	(9,167)	-	(9,167)
Total other expenses	(28,478)	(39,484)	(57,114)	(70,345)

Net income before provision for taxes	2,382	49,463	9,675	148,864
Income taxes	--	--	--	--
Net income	2,382	49,463	9,675	148,864

Other comprehensive income (loss):
Foreign currency translation adjustment	(120,046)	63,573	(233,833)	(222,600)
Comprehensive income (loss)	(117,664)	113,036	(224,158)	(73,736)
Basic income per share	$0.00	$0.00	$0.00	$0.00
Diluted income per share	$0.00	$0.00	$0.00	$0.00
Weighted average common shares and common share equivalents:
Basic	32,560,897	31,684,597	32,560,897	31,734,705
Diluted	32,560,897	32,684,597	32,560,897	32,734,705

 The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended January 31
(U.S. dollars)	2006	2005
Cash flows from (used in):
Operations:

Net income	$9,675	$148,864
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss on sale of assets	--	9,167
Depreciation and amortization	28,425	38,623
Change in operating working capital:
Decrease (Increase) in accounts receivable	130,463	(147,700)
Decrease in prepaid expenses	-	10,654
Increase (Decrease) in accounts payable and accrued liabilities	(324,258)	21,480
	(155,695)	81,088
Investing:
Proceeds on sale of property and equipment	-	16,677
Purchase of property and equipment	(4,989)	--
	(4,989)	16,677
Financing:
Repayment of shareholder loans	(51,207)	(23,106)
Repayment of notes payable	(34,250)	(8,752)
Repayment of due to Wayside Solutions Inc.	--	(68,117)
	(85,457)	(99,975)
Effect of exchange rate changes on cash and cash equivalents	275,221	(81,993)
Net increase (decrease) in cash and cash equivalents	29,080	(84,203)

Cash and cash equivalents, beginning of period	23,184	128,945
Cash and cash equivalents, end of period	$52,264	$44,742

Supplemental cash flow information:
Interest paid	$3,574	$6,402
Income taxes paid	$--	$--

The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2006
(Unaudited)

1.	Nature of business:

BSD Software, Inc. (the “Company") operates as a holding company for the purposes of investing in Triton Global Communications Inc. ("TGCI"), which is a provider of billings, clearing house and information management services to the tele-communications industry.

The accompanying unaudited consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements and should be read in conjunction with Notes to Financial Statements contained in the Company's audited consolidated financial statements on Amendment No. 1 of Form 10-KSB for the period ended July 31, 2005. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included in the consolidated financial position of the Company as of January 31, 2006 and the operating results for the three and six month periods ended January 31, 2006 and 2005 and cash flows for the six month period ended January 31, 2006 and 2005 are not necessarily indicative of the results that may be expected for the year ended July 31, 2006.

These financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has reported net income of $271,350 and $44,549 for the years ended July 31, 2005 and 2004 respectively and has an accumulated deficit of $5,704,542 as of July 31, 2005. As of July 31, 2005 the Company had a working capital deficit of $3,205,216. For the six months ended January 31, 2006 and 2005 the Company has reported net income of $9,675 and $148,864 respectively and has an accumulated deficit of $5,694,867 as of January 31, 2006. As of January 31, 2006 the Company had a working capital deficit of $3,411,729. These factors, amongst others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon management's ability to raise additional financing and continue profitable operations. During the period ended January 31, 2006, management continued to take actions to reduce operating losses.

The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities when due is dependent on the successful completion of the actions taken or planned, some of which are described above, which management believes will mitigate the adverse conditions and events which raise substantial doubt about the validity of the "going concern" assumption used in preparing these financial statements. There is no certainty that these and other strategies will be sufficient to permit the Company to continue to meet its obligations in the normal course of business.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. If the going concern basis was not appropriate for these financial statements, adjustments would be necessary to the carrying value of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2006
(Unaudited)

1.	Nature of business:

BSD Software, Inc. (the “Company") operates as a holding company for the purposes of investing in Triton Global Communications Inc. ("TGCI"), which is a provider of billings, clearing house and information management services to the tele-communications industry.

The accompanying unaudited consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements and should be read in conjunction with Notes to Financial Statements contained in the Company's audited consolidated financial statements on Amendment No. 1 of Form 10-KSB for the period ended July 31, 2005. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included in the consolidated financial position of the Company as of January 31, 2006 and the operating results for the three and six month periods ended January 31, 2006 and 2005 and cash flows for the six month period ended January 31, 2006 and 2005 are not necessarily indicative of the results that may be expected for the year ended July 31, 2006.

These financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has reported net income of $271,350 and $44,549 for the years ended July 31, 2005 and 2004 respectively and has an accumulated deficit of $5,704,542 as of July 31, 2005. As of July 31, 2005 the Company had a working capital deficit of $3,205,216. For the six months ended January 31, 2006 and 2005 the Company has reported net income of $9,675 and $148,864 respectively and has an accumulated deficit of $5,694,867 as of January 31, 2006. As of January 31, 2006 the Company had a working capital deficit of $3,411,729. These factors, amongst others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon management's ability to raise additional financing and continue profitable operations. During the period ended January 31, 2006, management continued to take actions to reduce operating losses.

The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities when due is dependent on the successful completion of the actions taken or planned, some of which are described above, which management believes will mitigate the adverse conditions and events which raise substantial doubt about the validity of the "going concern" assumption used in preparing these financial statements. There is no certainty that these and other strategies will be sufficient to permit the Company to continue to meet its obligations in the normal course of business.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. If the going concern basis was not appropriate for these financial statements, adjustments would be necessary to the carrying value of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2006
(Unaudited)

1.	Nature of business (continued):

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

On December 21, 2004, NeoMedia Technologies, Inc. (NeoMedia) and the Company signed a definitive Agreement and Plan of Merger. Upon the closing of the merger transaction discussed therein, the Company’s shareholders will receive, for each share of the Company’s stock owned, NeoMedia common stock equivalent to $0.07 divided by the volume-weighted average price of NeoMedia common stock for the five trading days immediately prior to the effective time of the merger. The agreement has been approved by holders of approximately 63% of the Company’s outstanding shares and its Board. Closing is subject to the terms and conditions outlined in the merger agreement, as well as regulatory approval of the merger and registration/information statement by the United States Securities and Exchange Commission. Prior to closing, the merger can be terminated by the Company if more than 5% of the Company’s outstanding shares dissent to the merger. The merger can be terminated prior to closing by NeoMedia if, at the time of closing, the Company has: (i) less than $850,000 in assets, (ii) more than $5,000,000 in liabilities, or (iii) more than 38,000,000 shares of common stock outstanding. Either party can terminate the merger if the merger has not closed by December 31, 2005, which date may be extended by mutual consent of NeoMedia and the Company. On February 17, 2006, the Company mailed an information statement to its shareholders providing details of the merger agreement and is waiting the allotted time for shareholders to assert their dissenters rights as required under the Florida Business Corporations Act before proceeding. There is no assurance that the merger will be completed.

2.	Significant accounting policies:

(a)	Principles of consolidation:
The unaudited condensed consolidated interim financial statements include the accounts of Triton Global Communications Inc. ("TGCI") and Triton Global Business Services Inc. ("TGBSI"). All significant inter-company balances and transactions have been eliminated upon consolidation.

(b)	Translation of foreign currency:

The functional currency of the operations is the Canadian dollar. The financial statements are reported in United States dollars and are translated to United States dollars at the exchange rates in effect at the balance sheet date for assets and liabilities and at average rates for the period for revenues and expenses. Resulting exchange differences are accumulated as a component of accumulated other comprehensive loss.

Revenue and expense transactions originating in U.S. dollars are translated to Canadian dollars at rates in effect at the time of the transaction. Foreign exchange losses of $23,751 for the six month period ending January 31, 2006 and foreign exchange gains of $61,578 for the six month period ending January 31, 2005 are included in income.

(c)	Reclassification:

Certain reclassifications have been made to the prior year unaudited consolidated interim financial statements to conform to the current year presentation.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2006
(Unaudited)

2.	Significant accounting policies (continued):

(d)	Revenue recognition:

We record revenue in accordance with SEC SAB No. 104 “Revenue Recognition in Financial Statements” and Emerging Issues Task Force Issues No. 99-19 (EITF 99-19), “Reporting Revenue Gross as Principal or Net as an Agent.” SAB No. 104 requires that service sales be recognized when there is persuasive evidence of an arrangement which states a fixed and determinable price and terms, delivery of the product has occurred in accordance with the terms of the sale without any further material performance obligation, and collectibility of the sale is reasonably assured. Revenue is recognized at the time that calls are accepted by the clearing house for billing to customers. In accordance with EITF 99-19, revenue is recognized on a net basis as earned by the Company.

(e)	Stock-based compensation:

Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments. The cost of stock-based payments to non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date. Pro forma income is the same as net income as no options were granted or vested during the periods.

(f)	Income per common share:

Basic net income per common share is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding during the period. Diluted income (loss) per common share is calculated by dividing the applicable net income (loss) by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued during the period.

(g)	Deferred Income Taxes

The company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment.

To the extent that realization of deferred tax assets is not considered to be “more likely than not”, a valuation allowance is provided.

(h)	Minority Interest

Although the Company currently owns only 90% of TGBSI, operations have resulted in cumulative losses to January 31, 2006 and as a result, the entire amount of these losses have been reflected in these financial statements and no minority interest allocation has been calculated. Until such time as operations recover the deficiency in minority interest of $ 98,591, the full 100% of the operating results of Triton Global Business Services Inc. will be reported in these consolidated financial statements with no allocation to minority interest.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2006
(Unaudited)

2.	Significant accounting policies (continued):

(i)
New Accounting Pronouncements

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”. Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact SFAS 123(R), will have on our consolidated financial statements.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our consolidated financial statements.

3.	Commitments and contingencies:

The Company leases its business premises and certain office equipment under operating leases. Total lease payments during the current six month period totaled $33,386 (2005- $31,922), net of sublease revenue of $80,511 (2005 -$75,434). Future lease payments will aggregate $209,210 as follows:

2007	$67,138
2008	64,602
2009	64,029
2010	13,441
$209,210

Included in the above, the Company leases premises with future lease payments of approximately: 2007 - $156,216; 2008 - $155,044; 2009 - $59,549; 2010 - $0.00 which are subleased for corresponding amounts over corresponding lease terms.

BSD SOFTWARE, INC.
Notes to Consolidated Interim Financial Statements
(U.S. Dollars)
Six month period ended January 31, 2006
(Unaudited)

3.	Commitments and contingencies: (continued)

In the normal course of operations the Company is subject to claims and lawsuits, which they are defending. As of March 7, 2006 the Company is aware of the following legal proceedings:
In December 2002, TGCI sued CanTalk for breach of contract. The action was brought before the Court of Queen's Bench, Winnipeg, Canada. The case is styled "Triton Global Communications v. CanTalk." The action alleges that CanTalk failed to perform under an outsource agreement pursuant to which CanTalk was to provide support for Triton's entry into the international operator service market. In response to the suit, CanTalk filed a counterclaim against TGCI for $10,000 alleging breach of contract. TGCI believes that CanTalk's counterclaim is without merit and it intends to defend the counterclaim. The case is still pending.

On May 2, 2005, four shareholders of BSD Software, Inc. filed a complaint against BSD and NeoMedia, claiming that the purchase price as outlined in the purchase agreement between NeoMedia and BSD is too low. The plaintiffs are seeking unspecified damages and injunctive relief against the merger. BSD has moved to have the action dismissed and believes the claim is without merit and intends to defend the claim. The case is still pending.

In July of 2005 Broad Reach Network Inc. (BRN) filed a Statement of Claim against Triton Global Business Services Inc. (TGBSI). The action was brought before the court of Queen’s Bench, Calgary, Alberta. BRN is suing for damages and judgment in the amount of CDN $81,000. TGBSI has filed a statement of defense denying the amount of the indebtedness to BRN and filed a countersuit in the amount of CDN $50,000 for breach of contract. The Company has accrued an amount in its liabilities to cover this contingency.

4.	Related party transactions:

Wayside Solutions, Inc., a Corporation affiliated with the Company, provided financing services to the Company. Amounts due to Wayside Solutions Inc., bear interest at 10% per annum and are due on demand. A general security agreement against all current and future assets of the Company has been provided by TGBSI to Wayside Solutions Inc. as collateral. Accrued interest relating to these services is included in interest and finance charges, aggregating $30,836 in the current period (2005 - $32,572).

Amounts due to Guy Fietz, CEO, President and a shareholder of the Company, bear interest at 10% per annum, are unsecured and due on demand. Included in interest and finance charges is accrued interest of $18,797 (2005 - $17,721).

Amounts due to shareholders bear interest at rates varying from 0%-10% per annum, are unsecured and due on demand. Payments in the current six month period totaled $54,781, including interest of $3,574 (2005 - $52,280, including interest of $6,402).

A bonus of $42,500 was paid in the current period to Guy Fietz, CEO, President and a shareholder of the Company.

These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed to by the related parties.

5.	Concentration of Risk:

Accounts receivable with three customers represent approximately 81% (2005 - two customers accounted for 75%) of the balance of accounts receivable as at January 31, 2006. While management recognizes the concentration risks, it is the opinion of management that these accounts do not represent a significant credit risk as all of the customers are large corporations that have been in business for several years and never defaulted on any payments to the company. Management carefully and regularly reviews billings and collections from these companies as well as continues to monitor and assess credit risk by looking at the publicly available financial information of these customers.

A majority of the Company’s purchases are from four (2005 - four) specific vendors. The Company has significant sales and purchases denominated in U.S. currency, and is therefore exposed to financial risk resulting from fluctuations in exchange rates and the degree of volatility of these rates.

6.	Restatement of previously reported financial information:

The Company, in reviewing its accounting practices with respect to revenue recognition, became aware that it incorrectly applied the principles of EITF 99-19, “Reporting Revenue Gross as a Principal vs. Net as an Agent.” As a result, the company had overstated its net sales and its cost of goods sold during the three and six month periods ended January 31, 2006 and 2005. These corrected amounts are reflected on the restated statement of operations. The adjustment does not affect net income (loss) during any period. The adjustment does not affect the statement of cash flows or balance sheet.

As a result, the Company has restated certain financial information for the three and six month periods ended January 31, 2006 and 2005. The following tables provide a reconciliation of amounts previously reported by the Company.

	Previously	Restatement	Restated
	Reported	Adjustment	Total
Three months ended January 31, 2006
Revenue	$2,049,676	($1,534,456)	$515,220
Cost of revenue	1,665,359	(1,534,456)	130,903

Six months ended January 31, 2006
Revenue	$4,344,686	($3,410,887)	$933,799
Cost of revenue	3,671,838	(3,410,887)	260,951

Three months ended January 31, 2005
Revenue	$1,679,171	($1,356,498)	$322,673
Cost of revenue	1,379,583	(1,356,498)	23,085

Six months ended January 31, 2005
Revenue	$3,257,503	($2,528,542)	$728,961
Cost of revenue	2,555,498	(2,528,542)	26,956

Report of Independent Registered Public Accounting Firm

To the Board of Directors of BSD Software, Inc and Subsidiaries

We have audited the accompanying consolidated balance sheet of BSD Software, Inc. (the "Company") as of July 31, 2005, and the related consolidated statements of operations and comprehensive loss, cash flows, and shareholders’ deficit for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced operating losses and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
September 28, 2005, except for Notes 11 and 12,
as to which the dates are December 15, 2005 and June 7, 2007, respectively

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of BSD Software, Inc.

We have audited the consolidated statements of operations and comprehensive loss, shareholders’ deficit and cash flows of BSD Software, Inc. (the "Company") for the year ended July 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the results of the Company’s operations and its cash flows for the year ended July 31, 2004 in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements described above have been restated from those previously issued as described in notes 11 and 12.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced operating losses and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Chartered Accountants

Regina, Canada
September 24, 2004, except for note 11, which is as of December 15. 2005, and note 12, which is as of June 5, 2007

BSD SOFTWARE, INC.
Consolidated Balance Sheet

(U.S. dollars)	July 31, 2005

Assets

Current assets:
Cash	$23,184
Accounts receivable	1,582,891
Prepaid expenses	12,452
1,618,527

Property and equipment	87,392
$1,705,919
Liabilities and Stockholders' Deficiency
Current liabilities:
Accounts payable and accrued liabilities	$3,187,028
Shareholder loans	243,256
Due to Officer	463,973
Due to Wayside Solutions Inc.	827,041
Notes payable	102,445
4,823,743
Commitments and contingencies (Note 7)

Stockholders' deficiency:
Share capital:
Authorized:
Preferred stock 5,000,000 shares at $.001 par value
Common stock 50,000,000 shares at $.001 par value
Issued and outstanding:
32,560,897 common shares (July 31, 2004 - 31,684,597)	32,561
Additional paid-in capital (as restated - Note 11)	3,193,697
Accumulated Deficit	(5,704,542)
Accumulated other comprehensive loss (as restated - Note 11)	(639,540)
(3,117,824)

$1,705,919

The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statements of Operations and Comprehensive Income, as restated (Notes 11 and 12)

	Years Ended July 31,
(U.S. dollars)	2005	2004

Revenue (as restated - Note 12)	$1,682,180	$1,530,346

Cost of revenues (as restated - Note 12)	187,494	57,616
	1,494,686	1,472,730
Operating expenses:
Administration	140,209	182,938
Professional fees	186,736	334,946
Rent	57,244	90,396
Payroll	603,260	537,391
Depreciation and amortization	73,187	77,093
	1,060,636	1,222,764

Income from operations	434,050	249,966
Other income (expenses)
Interest expense	(153,533)	(253,328)
Loss on sales of assets	(9,167)	(3,179)
Gain on sale of contracts	-	51,090
Total other income (expense)	(162,700)	(205,417)

Income before provision for taxes	271,350	44,549
Income taxes	-	-
Net Income	271,350	44,549
Other comprehensive loss
Foreign currency translation adjustment (as restated - Note 11)	(266,642)	(220,584)
Comprehensive income (loss) (as restated - Note 11)	$4,708	$(176,035)
Basic and diluted earnings per share	$0.01	$0.00
Weighted average shares outstanding, basic	31,780,707	30,494,009
Weighted average shares outstanding, diluted	31,921,884	31,494,009

The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statements of Cash Flows

	Years Ended July 31,
(U.S. dollars)	2005	2004
Cash flows from (used in):
Operations:
Net income	$271,350	$44,549
Items not involving cash:
Adjustments to reconcile net income to cash provided by (used in) operating activities:

Non-cash financing costs	-	98,550
Shares issued to non-executive employees	30,000	-
Loss on sale of assets	9,167	3,179
Depreciation and amortization	73,187	77,093
Change in non-cash operating working capital:
Accounts receivable	(683,317)	(305,947)
Income taxes recoverable	-	33,048
Prepaid expenses	10,709	2,092
Accounts payable and accrued liabilities	493,251	169,927
	204,347	122,491
Investing:
Proceeds on sale of property and equipment	16,677	35,188
Purchase of property and equipment	-	(2,259)
	16,677	32,929
Financing:
Repayment of shareholder loans	(93,952)	(38,395)
Repayment of notes payable	(69,027)	(10,599)
Repayment of due to Wayside Solutions Inc.	(68,806)	(63,706)
	(231,785)	(112,700)
Effect of exchange rate changes on cash and cash equivalents	(95,000)	11,295
Net decrease in cash and cash equivalents	(105,761)	54,015

Cash, beginning of period	128,945	74,930
Cash, end of period	$23,184	$128,945
Supplemental Cash Flow Information
Interest Paid	$11,527	$723
Taxes Paid	$-	$-
Non-cash investing and financing activities:
Reduction of accounts payable and accrued liabilities
in lieu of stock issuance	$4,348	$-
Reduction of shareholder loans in lieu of stock issuance	$39,153	$-
Shares issued to employees	$30,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Consolidated Statements of Shareholders' Deficit

	Common Stock			Accumulated
	Shares	Amount	Additional Paid-in Capital	Other Comprehensive Loss	Accumulated Deficit	Total
Balance July 31, 2003, as originally reported	30,710,427	$30,710	$2,213,161	$(349,020)	$(6,020,441)	$(4,125,590)
Correction of error			$(196,706)	$196,706		$-

Balance July 31, 2003, as restated	30,710,427	$30,710	$2,016,455	$(152,314)	$(6,020,441)	$(4,125,590)

Shares issued of subsidiary company			$886,964			$886,964
Stock issued re: extension of financing
agreements	252,170	$253	$100,616			$100,869
Stock issued for employee salary	30,000	$30	$9,527			$9,557
Stock issued for professional services
rendered	35,000	$35	$13,965			$14,000

Stock issued re: Accomodation Agreements	657,000	$657	$97,893			$98,550
Comprehensive loss - foreign currency
translation adjustment				$(220,584)		$(220,584)
Net Income				$-	$44,549	$44,549

Balance July 31, 2004	31,684,597	31,685	3,125,420	(372,898)	(5,975,892)	(3,191,685)

Stock issued to pay debt	126,300	$126	$39,027			$39,153
Restricted stock issued to employees	750,000	$750	$29,250			$30,000
Comprehensive loss - foreign currency
translation adjustment				$(266,642)		$(266,642)
Net Income					$271,350	$271,350
Balance July 31, 2005	32,560,897	$32,561	$3,193,697	$(639,540)	$(5,704,542)	$(3,117,824)

The accompanying notes are an integral part of these consolidated financial statements.

BSD SOFTWARE, INC.
Notes to Consolidated Financial Statements - See Notes 11 and 12 for restatements
(U. S. Dollars)
Periods ended July 31, 2005 and July 31, 2004

1.	Nature of business:

BSD Software, Inc. (the “Company”) operates as a holding company of Triton Global Communications Inc. (“TGCI”), which is a provider of billings, clearing house and information management services to the tele-communications industry.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for financial information. The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

On December 21, 2004, NeoMedia Technologies, Inc. (NeoMedia) and the Company signed a definitive Agreement and Plan of Merger. Upon the closing of the merger transaction discussed therein, the Company’s shareholders will receive, for each share of the Company’s stock owned, NeoMedia common stock equivalent to $0.07 divided by the volume-weighted average price of NeoMedia common stock for the five trading days immediately prior to the effective time of the merger. The agreement has been approved by holders of approximately 63% of the Company’s outstanding shares and its Board. Closing is subject to the terms and conditions outlined in the merger agreement, as well as regulatory approval of the merger and registration/information statement by the United States Securities and Exchange Commission. Prior to closing, the merger can be terminated by the Company if more than 5% of the Company’s outstanding shares dissent to the merger. The merger can be terminated prior to closing by NeoMedia if, at the time of closing, the Company has: (i) less than $850,000 in assets, (ii) more than $5,000,000 in liabilities, or (iii) more than 38,000,000 shares of common stock outstanding. Either party can terminate the merger if the merger has not closed by December 31, 2005, which date may be extended by mutual consent of NeoMedia and the Company. There is no assurance that the merger will be completed.

2.	Going concern:

These financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has reported net income of $271,350 and $44,549 for the years ended July 31, 2005 and 2004 respectively and has an accumulated deficit of $5,704,542 as of July 31, 2005. As of July 31, 2005 the Company had a working capital deficit of $3,205,216.

The Company's ability to continue as a going concern is dependent upon management's ability to raise additional financing and continue profitable operations. During the year ended July 31, 2005, management continued to take actions to reduce operating losses and is in the process of securing additional financing. There is no assurance that additional financing will be obtained.

2.	Going concern (continued):

The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities when due is dependent on the successful completion of the actions taken or planned, some of which are described above, which management believes will mitigate the adverse conditions and events which raise substantial doubt about the validity of the "going concern" assumption used in preparing these financial statements. There is no certainty that these and other strategies will be sufficient to permit the Company to continue to meet its obligations in the normal course of business.

The financial statements do not reflect adjustments that would be necessary if the "going concern" assumption were not appropriate. If the "going concern" basis was not appropriate for these financial statements, adjustments would be necessary to the carrying value of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

3.	Significant accounting policies:

(a)	Principles of consolidation:

The consolidated financial statements include the accounts of Triton Global Communications Inc. ("TGCI") and Triton Global Business Services Inc. ("TGBSI"). TGCI was acquired by TGBSI on October 22, 2002 and these financial statements reflect the results of operations for TGCI from that date forward. TGBSI acquired the Company in a reverse takeover transaction effective November 4, 2002. As a result, the Company changed its year end to July 31, 2003. These statements reflect the consolidated operations of TGBSI from August 1, 2002 forward consolidated with the Company from November 4, 2002. All significant inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates made by management include, among others, realization of long lived assets, accrued liabilities, and valuation allowance for defined income taxes. Actual results could differ from those estimates.

Fair Value of Financial Instruments:

The Company has adopted SFAS No. 107, “Disclosures About Fair Value of Financial Instruments.” SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.

For certain of the Company’s financial instruments including cash, accounts receivable, and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

3.	Significant accounting policies (continued):

(b)	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Amortization is provided using the straight-line method at the following rates:

Asset	Method
Office furniture and equipment	Straight line	5 years
Computer equipment	Straight line	5 years
Computer software	Straight line	3 years
Leasehold improvements	Straight line	5 years

Property and equipment are assessed for potential impairment when triggering events occur that indicate the carrying value may not be recoverable. If the undiscounted estimated future net cash flows are less than the carrying value of the asset, the impairment loss is calculated as the amount by which the carrying value of the asset exceeds its fair value. Fair value has been calculated as the present value of estimated future net cash flows.

(c)	Translation of foreign currency:

The functional currency of the operations is the Canadian dollar. The financial statements are reported in United States dollars and are translated to United States dollars at the exchange rates in effect at the balance sheet date for assets and liabilities and at average rates for the period for revenues and expenses. Resulting exchange differences are accumulated as a component of accumulated other comprehensive loss.

Revenue and expense transactions originating in U.S. dollars are translated to Canadian dollars at rates in effect at the time of the transaction. Foreign exchange gains and losses are included in income.

(d)	Revenue recognition:

We record revenue in accordance with SEC SAB No. 104 “Revenue Recognition in Financial Statements” and Emerging Issues Task Force Issues No. 99-19 (EITF 99-19), “Reporting Revenue Gross as Principal or Net as an Agent.” SAB No. 104 requires that service sales be recognized when there is persuasive evidence of an arrangement which states a fixed and determinable price and terms, delivery of the product has occurred in accordance with the terms of the sale, and collectibility of the sale is reasonably assured. Revenue is recognized at the time that calls are accepted by the clearing house for billing to customers. In accordance with EITF 99-19, revenue is recognized on a net basis as earned by the Company.

(e)	Reclassification:

Certain reclassifications have been made to the prior year balance sheet to conform to the current year presentation.

3.	Significant accounting policies (continued):

(f)
Stock-based compensation:

Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments. The cost of stock-based payments to non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date. In November of 2004 the Company issued 126,300 common shares to pay down debt owed to shareholders of Triton Global Business Services Inc. In July of 2005 the Company issued 750,000 common shares to employees. These transactions were recorded at their fair value and are included in the statements of the company.

	July 31, 2005	July 31, 2004

Outstanding Stock Options	150,000	750,000
Outstanding Warrants	1,000,000	1,000,000

(g)
Earnings (loss) per common share:

Basic earnings (loss) per common share is calculated by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is calculated by dividing the applicable net earnings (loss) by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued during the period. The treasury stock method is used to compute the dilutive effect of options, warrants and similar instruments.

(h)
Deferred Income Taxes:

The company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment. To the extent that realization of deferred tax assets is not considered to be “more likely than not”, a valuation allowance is provided.

(i)
Minority Interest:

Although the Company currently owns only 90% of TGBSI, operations have resulted in cumulative losses to July 31, 2005 and as a result the entire amount of these losses have been reflected in these financial statements and no minority interest has been calculated. Until such time as operations recover the deficiency in minority interest of $212,804 the full 100% of operating results will be reported with no off-setting minority interest.

3.	Significant accounting policies (continued):

(j)
New Accounting Pronouncements:

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions, an amendment of FASB Statements No. 66 and 67 (SFAS 152)”. The amendments made by Statement 152 amend FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

3.	Significant accounting policies (continued):

(j)
New Accounting Pronouncements (continued):

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”. Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our consolidated financial statements.

In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and represents another step in the FASB’s goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

4.	Property and equipment:

		Accumulated
	Cost	Amortization	Net Book Value

Office furniture and equipment	$68,301	$46,780	$21,521
Computer equipment	151,630	95,493	56,137
Computer software	66,366	62,761	3,605
Leasehold improvements	17,978	11,849	6,129

	$304,275	$216,883	$87,392

Estimated depreciation expense over the next 5 years is as follows:

2006	$49,822
2007	34,724
2008	2,846
2009	-
2010	-
$87,392

5.
Notes payable:

Notes payable bear interest at rates varying from 0%-5% per annum, are unsecured and due on demand. Payments in 2005 totaled $69,290, including interest of $321 (2004 - $16,814, including interest of $723).

6.	Income taxes:

Income tax recovery differs from the amount that would be computed by applying the statutory income tax rate of 35% (2004 - 35%) for the following reasons:

	2005	2004

Computed income tax (recovery)	$94,973	$15,592

Non taxable items and other differences	(144,426)	(305,289)

Adjustment to future tax assets for enacted changes in
tax losses and rates	20,038	20,038

Change in valuation allowance	29,415	269,659
	$-	$-

6.	Income taxes (continued):

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented below:

	2005	2004
Deferred tax assets:
Non-capital losses carried forward	$785,520	$788,659

Property, plant and equipment - difference in net book value
and undepreciated capital cost	155,261	181,537

Tax value of investment greater than accounting	450,621	450,621
	1,391,402	1,420,817
Less valuation allowance	(1,391,402)	(1,420,817)
	-	-
Deferred tax liabilities	-	-
Net deferred tax assets	$-	$-

The Corporation had approximately $2,337,856 of non-capital losses available at July 31, 2005 to reduce taxable income of future years. These losses expire in periods from 2006 through 2020.

7.	Commitments and contingencies:

Operating Leases
The Company leases its business premises and certain office equipment under operating leases under non-cancelable operating lease agreements expiring through 2009. Total lease payments during the current period totaled $59,028 (2004 - $91,950), net of sublease revenue of $152,157(2004 - $81,977). Future lease payments will aggregate $226,406 as follows:

2006	$64,155
2007	60,111
2008	59,933
2009	42,207
2010	-
$226,406

In addition, the Company leases premises with future lease payments of approximately: 2006 - $153,417; 2007 - $130,041; 2008 - $121,051 which are subleased for corresponding amounts over corresponding lease terms.

7.	Commitments and contingencies (continued):

Payment Commitments
The company has made certain commitments to pay down some of its current liabilities. All of the items are shown as current even though these commitments extend over a one year period as the Company would be subject to immediate repayment terms if the commitments are not kept.

	Accounts Payable	Notes Payable	Shareholder Loans	Total
2006	$201,380	$68,500	$105,397	$375,277
2007	163,754	34,484	36,909	235,147
2008	-	-	4,849	4,849
2009	-	-	-	-
	$365,134	$102,984	$147,155	$615,273

Litigation
In the normal course of operations the Company is subject to claims and lawsuits. The Company is currently involved in various claims and litigation, which they are defending. The Company or its subsidiaries are aware of the following legal proceedings:

In December 2002, TGCI sued CanTalk for breach of contract. The action was brought before the Court of Queen's Bench, Winnipeg, Canada. The case is styled "Triton Global Communications v. CanTalk." The action alleges that CanTalk failed to perform under an outsource agreement pursuant to which CanTalk was to provide support for Triton's entry into the international operator service market. In response to the suit, CanTalk filed a counterclaim against TGCI for $10,000 alleging breach of contract. TGCI believes that CanTalk's counterclaim is without merit and it intends to defend the counterclaim.

On May 2, 2005, four shareholders of BSD Software, Inc. filed a complaint against BSD and NeoMedia, claiming that the purchase price as outlined in the purchase agreement between NeoMedia and BSD is too low. The plaintiffs are seeking unspecified damages and injunctive relief against the merger. BSD is currently reviewing the case with its attorneys. BSD believes that the action is without merit and intends to defend the claim.

8.	Stock Options and Warrants:

On May 14, 2003 the Company entered into an agreement to issue warrants for 1,000,000 common shares, at an exercise price of $0.25 to a corporation as consideration for consulting services. These warrants were issued on August 20, 2003. Management’s best estimate of the fair value of the shares at the time of the Agreement was approximately $0.40, as a result a charge for $150,000 was recorded as professional fees expense for the year ended July 31, 2003. These warrants were excluded from the Diluted Weighted Average Shares Outstanding for the year ended July 31, 2005, since the strike price exceeds the average annual market price.

On August 2, 2003 the Board of Directors granted stock options to purchase 150,000 shares at a strike price of $0.01 per share to a non-employee for services performed that are to expire on August 2, 2005. Subsequent to year end the options have expired.

8.	Stock Options and Warrants (continued):

On August 2, 2003 the Board of Directors granted stock options to purchase 450,000 shares at a strike price of $0.01 per share to key employees. On December 19, 2003 the Board of Directors approved stock options to purchase 150,000 shares at a strike price of $0.01 per share to a key employee. At the present time the Company had not adopted a Stock Option Plan, thus no granted stock options could be exercised. As a result of this, the Company did not recognize the compensation cost in accordance with Accounting Principles Board ("APB") Opinion No. 25. "Accounting for Stock Issued to Employees" as the Company did not have a qualified plan.

In July of 2005, the Company's Board of Directors adopted and approved a Stock Bonus Plan, which included the issuance of 750,000 restricted shares to key employees of the Company at a price of $0.04 per share. The Stock Bonus Plan included a provision that replaced the options granted to key employees in August and December 2003 aforementioned.

9.	Related party transactions:

Wayside Solutions, Inc., a Corporation affiliated with the Company, provided financing services to the Company. Amounts due to Wayside Solutions Inc., bear interest at 10% per annum and are due on demand. A general security agreement against all current and future assets of the Company has been provided by TGBSI to Wayside Solutions Inc. as collateral. Accrued interest relating to these services is included in interest and finance charges, aggregating $61,485 in the current period (2004 - $66,766).

Amounts due to Guy Fietz, CEO, President and a shareholder of the Company, bear interest at 10% per annum, are unsecured and due on demand. Included in interest and finance charges is accrued interest of $35,335 (2004 - $34,119).

Amounts due to shareholders bear interest at rates varying from 0%-10% per annum, are unsecured and due on demand. Payments in 2005 totaled $105,158, including interest of $11,206 (2004 - $12,000, principal only). During the current year 126,300 shares were issued to pay down amounts owing to shareholders of $39,153 including interest of $4,353. A similar transaction did not occur in the prior year.

These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed to by the related parties.

10.	Concentration of Risk:

Accounts receivable with three customers represent approximately 90% (2004 - 2 customers represented 73%) of the balance of accounts receivable as at July 31, 2005. It is the opinion of management that these accounts do not represent a significant credit risk.

A majority (47%) (2004 - 57%) of the Company’s purchases are from three (2004 - three) specific vendors. The Company has significant sales and purchases denominated in U.S. currency, and is therefore exposed to financial risk resulting from fluctuations in exchange rates and the degree of volatility of these rates.

11.	Restatement of previously reported financial information - foreign currency:

The Company, in reviewing its accounting practices with respect to translating the foreign currency statements of its subsidiary Triton Global Business Services Inc., became aware that it incorrectly applied SFAS 52 in accounting for foreign currency translations related to the net assets of its subsidiary. As the functional currency of the Company and its subsidiaries is the Canadian dollar, the net assets of its subsidiary were to be translated using the historical exchange rate in effect when the merger with its subsidiary occurred. As a result, the company had overstated the Additional Paid in Capital balance as well as overstated the Accumulated Other Comprehensive Loss balance. Both of these accounts form part of the equity section of the balance sheet. The foreign currency translations were reported correctly for all asset and liability accounts as well as revenue, and expenses and other items in arriving at Net Income.

At the same time the company realized that it was not following the recommendations in SFAS 95 paragraph 25 which states that the effect of exchange rate changes should be presented as a separate part of the statement cash flows. The Company had netted these changes in the related line items in the cash flows from operations section.

As a result, the Company has restated certain financial information that was previously reported in the Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2005. The following tables provide a reconciliation of amounts previously reported by the Company.

Items affected in the shareholders' deficiency section of the Consolidated Balance Sheet
	At July 31, 2005
	Previously Reported	Restatement Adjustment		Restated Total
Additional paid in capital	$3,762,704	$(569,007)	1	$3,193,697
Accumulated deficit	$(5,704,542)	$-		$(5,704,542)

	At October 31, 2004
	Previously Reported	Restatement Adjustment		Restated Total
Additional paid in capital	$3,710,928	$(585,507)	1	$3,125,421
Accumulated other comprehensive loss	$(1,244,578)	$585,507	1	$(659,071)

	At January 31, 2005
	Previously Reported	Restatement Adjustment		Restated Total
Additional paid in capital	$3,688,028	$(523,581)	1	$3,164,447
Accumulated other comprehensive loss	$(1,119,079)	$523,581	1	$(595,498)

	At April 30, 2005
	Previously Reported	Restatement Adjustment		Restated Total
Additional paid in capital	$3,643,368	$(478,921)	1	$3,164,447
Accumulated other comprehensive loss	$(1,031,172)	$478,921	1	$(552,251)

1	Reflects the exchange rate translations on the net assets of the Company's subsidiary using the historical rate in effect at the time the shares were issued

11.	Restatement of previously reported financial information - foreign currency (continued):

The effect on comprehensive income of the Consolidated Statements of Operations and Comprehensive Income
	For the Year Ended July 31, 2005				For the Year Ended July 31, 2004
	Previously Reported	Restatement Adjustment		Restated Total	Previously Reported	Restatement Adjustment		Restated Total
Net Income	$271,350	$-		$271,350	$44,549	$-		$44,549
Other comprehensive income (loss)
Foreign currency translation adjustment	$(527,944)	$261,302	1	$(266,642)	$(331,583)	$110,999	1	$(220,584)
Comprehensive Income (Loss)	$(256,594)	$261,302		$4,708	$(287,034)	$110,999		$(176,035)

	For the 3 Months Ended October 31, 2004				For the 3 Months Ended October 31, 2003
	Previously Reported	Restatement Adjustment		Restated Total	Previously Reported	Restatement Adjustment		Restated Total
Net Income	$99,401	$-		$99,401	$(16,193)	$-		$(16,193)
Other comprehensive income (loss)
Foreign currency translation adjustment	$(563,975)	$277,802	1	$(286,173)	$(380,625)	$134,667	1	$(245,958)
Comprehensive Income (Loss)	$(464,574)	$277,802		$(186,772)	$(396,818)	$134,667		$(262,151)

	For the 3 Months Ended January 31, 2005				For the 3 Months Ended January 31, 2004
	Previously Reported	Restatement Adjustment		Restated Total	Previously Reported	Restatement Adjustment		Restated Total
Net Income	$49,463	$-		$49,463	$78,269	$-		$78,269
Other comprehensive income (loss)
Foreign currency translation adjustment	$125,499	$(61,926)	1	$63,573	$27,318	$(10,163)	1	$17,155
Comprehensive Income (Loss)	$174,962	$(61,926)		$113,036	$105,587	$(10,163)		$95,424

	For the 3 Months Ended April 30, 2005				For the 3 Months Ended April 30, 2004
	Previously Reported	Restatement Adjustment		Restated Total	Previously Reported	Restatement Adjustment		Restated Total
Net Income	$52,472	$-		$52,472	$258,465	$-		$258,465
Other comprehensive income (loss)
Foreign currency translation adjustment	$87,907	$(44,660)	1	$43,247	$197,450	$(107,706)	1	$89,744
Comprehensive Income (Loss)	$140,379	$(44,660)		$95,719	$455,915	$(107,706)		$348,209

1   Reflects the exchange rate translations related to the net assets of the Company's subsidiary for the period

11.	Restatement of previously reported financial information - foreign currency (continued): The effect of foreign currency translation adjustments on the consolidated statements of cash flows

For the Year Ended July 31, 2004
	Previously Reported	Restatement Adjustment		Restated Total
Cash flows from (used in):
Operations:
Net income	$44,549	$-		$44,549
Items not involving cash:
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Non-cash financing costs	$98,550	$-		$98,550
Loss on sale of assets	$3,179	$-		$3,179
Depreciation and amortization	$77,093	$-		$77,093
Changes in operating working capital:				$-
Increase in accounts receivable	$(350,352)	$44,405	1	$(305,947)
Decrease in income taxes recoverable	$33,048	$-		$33,048
Decrease in prepaid expenses	$2,053	$39	1	$2,092
Increase in accounts payable and accrued liabilities	$225,666	$(55,739)	1	$169,927
	$133,786	$(11,295)		$122,491
Investing:
Proceeds on sale of property and equipment	$35,188	$-		$35,188
Purchase of property and equipment	$(2,259)	$-		$(2,259)
	$32,929	$-		$32,929
Financing:
Repayment of shareholder loans	$(38,395)	$-		$(38,395)
Repayment of notes payable	$(10,599)	$-		$(10,599)
Repayment of due to Wayside Solutions Inc.	$(63,706)	$-		$(63,706)
	$(112,700)	$-		$(112,700)
Effect of exchange rate changes on cash and cash equivalents	$-	$11,295	1	$11,295

Net decrease (increase) in cash and cash equivalents	$54,015	$-		$54,015
Cash and cash equivalents, beginning of period	$74,930	$-		$74,930

Cash and cash equivalents, end of period	$128,945	$-		$128,945

1	Reflects the exchange rate translations related to current assets and liabilities of the Company's subsidiary for the stated period

11.	Restatement of previously reported financial information - foreign currency (continued): The effect of foreign currency translation adjustments on the consolidated statements of cash flows

For the Year Ended July 31, 2005
	Previously Reported	Restatement Adjustment		Restated Total
Cash flows from (used in):
Operations:
Net income	$271,350	$-		$271,350
Items not involving cash:
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Shares issued to non-executive employees	$30,000	$-		$30,000
Loss on sale of assets	$9,167	$-		$9,167
Depreciation and amortization	$73,187	$-		$73,187
Changes in operating working capital:
Increase in accounts receivable	$(747,954)	$64,637	1	$(683,317)
Decrease in prepaid expenses	$9,013	$1,696	1	$10,709
Increase in accounts payable and accrued liabilities	$464,584	$28,667	1	$493,251
	$109,347	$95,000		$204,347
Investing:
Proceeds on sale of property and equipment	$16,677	$-		$16,677

Financing:
Repayment of shareholder loans	$(93,952)	$-		$(93,952)
Repayment of notes payable	$(69,027)	$-		$(69,027)
Repayment of due to Wayside Solutions Inc.	$(68,806)	$-		$(68,806)
	$(231,785)	$-		$(231,785)
Effect of exchange rate changes on cash and cash equivalents	$-	$(95,000)	1	$(95,000)

Net decrease (increase) in cash and cash equivalents	$(105,761)	$-		$(105,761)
Cash and cash equivalents, beginning of period	$128,945	$-		$128,945

Cash and cash equivalents, end of period	$23,184	$-		$23,184

1	Reflects the exchange rate translations related to current assets and liabilities of the Company's subsidiary for the stated period

11. Restatement of previously reported financial information - foreign currency (continued):

The effect of foreign currency translation adjustments on the consolidated statements of cash flows

For the 3 months ended	October 31, 2004				October 31, 2003
	Previously Reported	Restatement Adjustment		Restated Total	Previously Reported	Restatement Adjustment		Restated Total

Cash from (used in)
Operations	$228,492	$40,956	1	$269,448	$30,615	$(156,522)	1	$(125,907)
Investing	$-	$-		$-	$35,188	$-		$35,188
Financing	$(82,293)	$-		$(82,293)	$-	$-		$-
Effect of exchange rate changes on cash and cash equivalents	$-	$(40,956)	1	$(40,956)	$-	$156,522	1	$156,522

Net decrease (increase) in cash and cash equivalents	$146,199	$-		$146,199	$65,803	$-		$65,803

Cash and cash equivalents, beginning of period	$128,945	$-		$128,945	$74,930	$-		$74,930

Cash and cash equivalents, end of period	$275,144	$-		$275,144	$140,733	$-		$140,733

For the 6 months ended	January 31, 2005				January 31, 2004
	Previously Reported	Restatement Adjustment		Restated Total	Previously Reported	Restatement Adjustment		Restated Total

Cash from (used in)
Operations	$(905)	$81,993	1	$81,088	$(17,945)	$(159,855)	1	$(177,800)
Investing	$16,677	$-		$16,677	$35,188	$-		$35,188
Financing	$(99,975)	$-		$(99,975)	$(52,838)	$-		$(52,838)
Effect of exchange rate changes on cash and cash equivalents	$-	$(81,993)	1	$(81,993)	$-	$159,855	1	$159,855

Net decrease (increase) in cash and cash equivalents	$(84,203)	$-		$(84,203)	$(35,595)	$-		$(35,595)

Cash and cash equivalents, beginning of period	$128,945	$-		$128,945	$74,930	$-		$74,930

Cash and cash equivalents, end of period	$44,742	$-		$44,742	$39,335	$-		$39,335

For the 9 months ended	April 30, 2005				April 30, 2004
	Previously Reported	Restatement Adjustment		Restated Total	Previously Reported	Restatement Adjustment		Restated Total

Cash from (used in)
Operations	$19,291	$74,858	1	$94,149	$58,109	$139,439	1	$197,548
Investing	$16,677	$-		$16,677	$32,999	$-		$32,999
Financing	$(159,703)	$-		$(159,703)	$(142,272)	$-		$(142,272)
Effect of exchange rate changes on cash and cash equivalents	$-	$(74,858)	1	$(74,858)	$-	$(139,439)	1	$(139,439)

Net decrease (increase) in cash and cash equivalents	$(123,735)	$-		$(123,735)	$(51,164)	$-		$(51,164)

Cash and cash equivalents, beginning of period	$128,945	$-		$128,945	$74,930	$-		$74,930

Cash and cash equivalents, end of period	$5,210	$-		$5,210	$23,766	$-		$23,766

1	Reflects the exchange rate translations related to current assets and liabilities of the Company's subsidiary for the stated period

12.
Restatement of previously reported financial information - revenue recognition:

The Company, in reviewing its accounting practices with respect to revenue recognition, became aware that it incorrectly applied the principles of EITF 99-19, “Reporting Revenue Gross as a Principal vs. Net as an Agent.” As a result, the company had overstated its revenue and its cost of revenues during the years ended July 31, 2005 and 2004. These amounts are reflected on the statement of operations and comprehensive income. The adjustment does not affect net income (loss) during any period. The adjustment does not affect the statements of cash flows or balance sheet.

As a result, the Company has restated certain financial information for the years ended July 31, 2005 and 2004. The following tables provide a reconciliation of amounts previously reported by the Company.

	Previously	Restatement	Restated
	Reported	Adjustment	Total
Year ended July 31, 2005
Revenue	$7,350,409	($5,668,229)	$1,682,180
Cost of revenues	5,855,723	(5,668,229)	187,494

Year ended July 31, 2004
Revenue	$6,091,101	($4,560,755)	$1,530,346
Cost of revenues	4,618,371	(4,560,755)	57,616

(b) Pro Forma Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

Acquisition of BSD Software, Inc.

On March 21, 2006, NeoMedia acquired all of the outstanding common shares of BSD. Pursuant to the terms of the merger, BSD was merged with and into NeoMedia Telecom Services, Inc., a wholly-owned subsidiary of NeoMedia. The separate corporate existence of BSD ceased as of the effective time of the merger, and NeoMedia Telecom Services, Inc. continues as the surviving corporation. In exchange for all of the outstanding shares of BSD, NeoMedia issued 7,123,698 shares of its common stock, valued at $0.3467, which is the volume-weighted average closing price of NeoMedia stock for the five days prior to the effective time of the merger. Each BSD shareholder received approximately 0.2019 share of NeoMedia common stock for each share of BSD common stock held.

Acquisition of Sponge Ltd.

On February 20, 2006, NeoMedia and Sponge Ltd. of London (“Sponge”) signed a definitive share purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Sponge in exchange for £3,450,000 (approximately $6 million) cash and 33,097,135 shares of NeoMedia common stock. The agreement also calls for Sponge to earn an additional £2,500,000 (approximately $4.4 million) in the form of NeoMedia common stock if, during the two-year period beginning at closing, the Sponge business earns in excess of £1,300,000 (approximately $2.3 million) in net profits. On February 23, 2006, NeoMedia and Sponge completed the closing requirements and the acquisition became effective. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.384. In the event that NeoMedia’s stock price (at the time the consideration shares are saleable) is less than $0.384, NeoMedia is obligated to compensate Sponge shareholders in cash for the difference between the price at the time the shares become saleable and $0.384. Assuming a stock price at the time the shares become saleable of $0.22, which was the last sale price on May 25, 2006, NeoMedia would have a cash liability of $5.4 million resulting from this clause.

Acquisition of Gavitec AG

On February 17, 2006, NeoMedia and Gavitec AG of Wuerselen, Germany (“Gavitec”) signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Gavitec in exchange for $1,800,000 cash and 13,660,511 shares of NeoMedia common stock. On February 23, 2006, NeoMedia and Gavitec completed the closing requirements and the acquisition became effective. In the event that NeoMedia’s stock price (at the time the consideration shares are saleable) is less than $0.384, NeoMedia is obligated to compensate Gavitec shareholders in cash for the difference between the price at the time the shares become saleable and $0.384. Assuming a stock price at the time the shares become saleable of $0.22, which was the last sale price on May 25, 2006, NeoMedia would have a cash liability of $2.4 million resulting from this clause.

Acquisition of 12Snap AG

On February 10, 2006, NeoMedia and 12Snap AG of Munich, Germany (“12Snap”) signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of 12Snap in exchange for $2,500,000 cash and 49,294,581 shares of NeoMedia common stock. On February 28, 2006, NeoMedia and 12Snap completed the closing requirements and the acquisition became effective. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.3956. In the event that NeoMedia’s stock price (at the time the consideration shares are saleable) is less than $0. 3956, NeoMedia is obligated to compensate 12Snap shareholders in cash for the difference between the price at the time the shares become saleable and $0.3956. Assuming a stock price at the time the shares become saleable of $0.22, which was the last sale price on May 25, 2006, NeoMedia would have a cash liability of $8.7 million resulting from this clause.

Acquisition of Mobot, Inc.

On February 17, 2006, NeoMedia acquired all of the outstanding shares of Mobot, Inc. of Lexington, MA, (“Mobot”) in exchange for $3,500,000 cash and $6,500,000 in shares of NeoMedia common stock. The $6,500,000 stock portion of the purchase price is represented by 16,931,493 shares of NeoMedia common stock. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as stock consideration was calculated using a share price of $0.3839. In the event that NeoMedia’s stock price (at the time the consideration shares are saleable) is less than $0.3839, NeoMedia is obligated to compensate Mobot shareholders in cash for the difference between the price at the time the shares become saleable and $0.3839. Assuming a stock price at the time the shares become saleable of $0.22, which was the last sale price on May 25, 2006, NeoMedia would have a cash liability of $2.8 million resulting from this clause. In addition to cash and stock, at closing NeoMedia forgave notes payable totaling $1,500,000 due from Mobot. This amount is considered other additional consideration in the purchase price allocation.

Audited financials statements for Mobot were included in amendment no. 1 to form 8-K filed with SEC on May 3, 2006. Audited financials statements for 12Snap were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Audited financials statements for Gavitec were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Audited financials statements for Sponge were included in amendment no. 1 to form 8-K filed with SEC on May 9, 2006. Gavitec, Mobot, 12Snap, and Sponge balance sheets as of December 31, 2005 and statements of operations for the year ended December 31, 2005 are shown for pro forma purposes only.

Presentation

The unaudited pro forma condensed combined historical statement of operations for the year ended December 31, 2005 gives effect to the acquisitions of BSD, Sponge, Gavitec, 12Snap and Mobot as if they had occurred as of January 1, 2005, combining the historical results of NeoMedia for the year ended December 31, 2005 with the historical results of BSD, Sponge, Gavitec, 12Snap and Mobot for the year ended December 31, 2005. The unaudited pro forma condensed combined balance sheet as of December 31, 2005 gives effect to the acquisitions of BSD, Sponge, Gavitec, 12Snap and Mobot as if they had occurred as of December 31, 2005.

The unaudited pro forma combined financial statements included in this filing have been prepared by the managements of NeoMedia, BSD, Sponge, Gavitec, 12Snap, and Mobot without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of NeoMedia, BSD, Sponge, Gavitec, 12Snap, and Mobot believe that the disclosures are adequate to make the information not misleading.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial data do not purport to represent what NeoMedia’s financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of NeoMedia’s financial position or results of operations for any future period. The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia included in Form 10-KSB for the year ended December 31, 2005; with the separate historical financial statements and footnotes of BSD for the years ended July 31, 2005 and 2004 (included herein); with the separate historical financial statements and footnotes of Sponge for the years ended September 30, 2005 and 2004 (in Form 8-K/A filed with the SEC on May 9, 2006); with the separate historical financial statements and footnotes of Gavitec for the years ended December 31, 2005 and 2004 (in Form 8-K/A filed with the SEC on May 8, 2006); with the separate historical financial statements and footnotes of 12Snap for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 8, 2006); and with the separate historical financial statements and footnotes of Mobot for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 3, 2006).

2. Preliminary Purchase Price Allocation

A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made for BSD, Sponge, Gavitec, 12Snap and Mobot. The allocation reflected in the unaudited pro forma combined financial statements is based on management’s best judgment and estimate of the fair values of intangible assets being acquired, and should be considered preliminary and is subject to the completion of a comprehensive independent valuation of the assets acquired and liabilities assumed. The Company expects to obtain an independent valuation, currently in process, by the filing of its second quarter 2006 Form 10-Q in August 2006. The final allocation of purchase price could differ materially from the pro forma allocation included herein. NeoMedia expects to obtain the final independent valuation, currently in process, prior to the filing of the 2nd quarter Form 10-Q in August 2006.

Any additional contingent consideration issued pursuant to the stock purchase agreements could also change the purchase price allocation.

3. Pro forma Net Loss Per Share

The pro forma basic and dilutive net loss per share are based on the weighted average number of shares of pro forma NeoMedia's common stock as if the shares issued to acquire BSD, Sponge, Gavitec, 12Snap and Mobot had been issued at the beginning of the period shown. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

NeoMedia Technologies, Inc.
Unaudited Pro-forma Condensed Combined Balance Sheet
December 31, 2005
(In thousands of US Dollars)
							Pro			Pro
							Forma			Forma
				(A)	(A)		Adjust-			Consol-
ASSETS	NeoMedia	Mobot	Sponge	Gavitec	12Snap	BSD	ments			idated
Current assets:	*	*	(unaudited)**	*	*	(unaudited)***	(unaudited)			(unaudited)
Cash and cash equivalents	$2,291	$909	$439	$95	$1,341	$52	($13,941)	(G	)	($8,814)
Trade accounts receivable, net	341	78	223	172	2,117	1,567	—			4,498
Inventories, net	423	—	—	182	—	—	—			605
Investment in marketable securities	104	—	—	—	52	—	—			156
Prepaid expenses and other current assets	151	8	314	64	751	13	—			1,301
Total current assets	3,310	995	976	513	4,261	1,632	(13,941)			(2,254)

Property and equipment, net	236	22	48	17	224	69	—			616
Capitalized patents, net	3,134	—	—	—	—	—	—			3,134
Micro paint repair chemical
formulations and proprietary process	1,450	—	—	—	—	—	—			1,450
Customer contracts and relationships	—	—	—	—	—	—	2,800	(C	)	2,800
Capitalized software platform	—	—	—	—	—	—	16,300	(C	)	16,300
Other intangible assets	246	20	—	3	98	—	2,900	(C	)	3,267
Goodwill	1,099	—	—	—	—	—	45,906	(C	)	47,005
Advances to Mobot, Inc.	1,500	—	—	—	—	—	(1,500)			—
Cash surrender value of life insurance policy	769	—	—	—	—	—	—			769
Other long-term assets	667	—	—	—	—	—	(229)	(D	)	438

Total assets	$12,411	$1,037	$1,024	$533	$4,583	$1,701	$52,236			$73,525

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,574	$344	$298	$160	$775	$3,328	$—			$6,479
Accrued expenses	1,844	148	266	50	2,153	—	—			4,461
Amounts payable under settlement agreements	97	—	—	—	—	—	—			97
Taxes payable	80	—	90	—	—	—	—			170
Deferred revenues and other	898	236	73	362	1,780	—	—			3,349
Liabilities of discontinued business unit	676	—	—	—	—	—	—			676
Notes and loans payable	3,015	1,500	—	—	4,145	1,715	(1,500)	(E	)	8,875
Total current liabilities	8,184	2,228	727	572	8,853	5,043	(1,500)			24,107

Long-term debt and convertible debentures	—	500	105	—	—	—	(500)	(F	)	105
Minority Interest	—	—	—	—	7	—	—			7

Shareholders’ deficit:
Preferred stock	—	—	—	—	—	—	—			—
Common stock (B)	4,676	—	1	263	5,825	32	(4,567)	(C	)	6,230
Additional paid-in capital	106,456	1	11	1,180	49,675	3,194	(10,535)	(C	)	149,982
Deferred equity financing costs	(13,256)	—	—	—	—	—	—			(13,256)
Deferred stock-based compensation	(169)	—	—	—	—	—	—			(169)
Accumulated other comprehensive income (loss)	(177)	—	(40)	—	946	(873)	(33)	(C	)	(177)
Retained earnings (accumulated deficit)	(92,524)	(1,692)	220	(1,482)	(60,158)	(5,695)	68,806	(C	)	(92,525)
Treasury stock	(779)	—	—	—	(565)	—	565			(779)
Total shareholders’ deficit	4,227	(1,691)	192	(39)	(4,277)	(3,342)	54,236			49,306
Total liabilities and shareholders’ deficit	$12,411	$1,037	$1,024	$533	$4,583	$1,701	$52,236			$73,525

*     - Derived from audited financial statements
**   - Sponge balances taken from December 31, 2005 interim unaudited balance sheet
*** - BSD balances taken from January 31, 2006 interim unaudited balance sheet

Pro-forma Adjustments
(A) - For pro forma presentation purposes, Gavitec and 12Snap balances are converted from Euro to US Dollars at a rate of 0.8444 Euros/US Dollar, which was the exchange rate as of December 31, 2005.

(B) - As of December 31, 2005, NeoMedia’s $0.01 par value common stock consists of 1,000,000,000 authorized shares, 475,387,910 historical shares and 622,974,117 pro forma shares issued; and 467,601,717 historical shares and 615,187,924 pro forma shares outstanding

(C) - Adjustment for stock and cash issued to acquire Mobot, Sponge, Gavitec, 12Snap, and BSD, assuming acquisitions occurred as of December 31, 2005. Adjustment includes the elimination of $1,554 common stock and $43,525 paid-in capital of the subsidiaries. The purchase price for each acquisition was calculated as follows:

	Mobot	Sponge	Gavitec	12Snap	BSD
Pro forma number of shares of NeoMedia to be treated as purchase price consideration	22,413,793	39,310,345	18,620,690	67,241,379		7,859,527
x NeoMedia closing stock price around December 31, 2005 (measurement date)	$0.290	$0.290	$0.290	$0.290		$0.290
Total stock consideration	$6,500,000	$11,400,000	$5,400,000	$19,500,000		$2,279,263
Plus cash consideration	$3,500,000	$6,141,000	$1,800,000	$2,500,000	$	---
Pro forma purchase price	$10,000,000	$17,541,000	$7,200,000	$22,000,000		$2,279,263

In accordance with SFAS 141 and EITF 99-12, for the purposes of this unaudited pro forma balance sheet, the fair value of the stock to be issued as purchase price consideration is assumed to be $0.29 per share, which was the average closing price of NeoMedia common stock for the three days up to and including December 31, 2005 (the measurement date). There are no additional options, warrants, or other stock-based consideration expected to be issued as part of the purchase price for either acquisition. Each of the above transactions was completed in the first quarter of 2006. The actual number of shares issued as stock consideration is shown in the following table:

	Mobot	Sponge	Gavitec	12Snap	BSD
Actual Shares Issued as Stock Consideration	16,931,493	33,097,135	13,660,511	49,294,581	7,123,698

Based on NeoMedia's stock price around the measurement date of December 31, 2005, and the balance sheets of NeoMedia, Mobot, Sponge, Gavitec, 12Snap, and BSD as of December 31, 2005, the pro forma purchase price for each acquisition would be allocated as follows:

	(in thousands of US dollars, except share amounts
	Mobot	Sponge	Gavitec	12Snap	BSD
Purchase Price Consideration
Cash	$3,500	$6,141	$1,800	$2,500	$—

Pro forma number of shares of NeoMedia common stock issued	22,413,793	39,310,345	18,620,690	67,241,379	7,859,527
÷ NeoMedia closing stock price around December 31, 2005 (measurement date)	$0.29	$0.29	$0.29	$0.29	$0.29
Pro forma fair value of shares issued as purchase price consideration	$6,500	$11,400	$5,400	$19,500	$2,279

Purchase-related costs	8	73	26	113	8
Other purchase consideration	1,500	—	—	—	—

Total fair value expected to be treated as purchase price consideration	$11,508	$17,614	$7,226	$22,113	$2,287

Assets Purchased
Cash and cash equivalents	$909	$439	$95	$1,341	$52
Investment in marketable securities	—	—	—	52	—
Trade accounts receivable, net	78	223	172	2,117	1,566
Inventory	—	—	182	—	—
Prepaid expenses and other current assets	8	314	64	751	13
Property and equipment, net	22	48	17	224	70
Customer contracts and relationships (i)(ii)	400	400	—	400	1,600
Capitalized software platform (i)(iii)	5,000	1,300	5,600	4,400	—
Other intangible assets (i)(iv)	220	550	553	1,548	150
Goodwill (i)(v)	5,599	15,172	1,116	20,140	3,879
	$12,236	$18,446	$7,798	$30,973	$7,330

Liabilities Assumed
Accounts payable	$344	$298	$160	$775	$3,328
Accrued expenses	148	266	50	2,153	—
Taxes payable	—	90	—	—	—
Deferred revenues and other current liabilities	236	73	362	1,780	—
Notes payable	—	—	—	4,145	1,715
Long-term debt	—	105	—	7	—
	$728	$832	$572	$8,860	$5,043

(i) - For purposes of these unaudited pro forma financial statements, the excess of fair value of consideration paid over net book value for Mobot, Sponge, Gavitec, 12Snap, and BSD is allocated to the following intangible asset categories: customer contracts and relationships, capitalized software platform, other intangible assets, and goodwill. The allocation is made based on NeoMedia management's judgment and best estimate of the value of each category for each business. As of this filing, NeoMedia has not completed an independent valuation of such intangible assets. NeoMedia is in the process of performing an independent valuation of the intangible assets, and a final allocation of the purchase price of each entity will be made based on the results of such valuation, to be completed no more than one year from closing. It is important to note that the final independent valuation, could vary materially from the pro forma allocation presented above. NeoMedia expects to obtain the final independent valuation, currently in process, prior to the filing of the 2nd quarter Form 10 Q in August 2006.

(ii) - Customer contracts and relationships consist of the customers of each business that are under contract, as well as prospects identified for potential future business, the fair value of which is calculated as the discounted after-tax expected earnings from current and identified customers. NeoMedia expects to assign an amortization period of 5 years to this class of assets.

(iii) - Capitalized software platforms consist of proprietary software systems acquired. NeoMedia expects to assign an amortization period of 7 years to this class of assets.

(iv) - Other intangible assets consist of brand names and other proprietary copyrighted materials. NeoMedia expects to assign an amortization period of 7-10 years to this class of assets.

(v) - The remaining excess of purchase price paid over fair value of assets and liabilities assumed is allocated to goodwill, and as such, is not assigned a depreciable life. Goodwill will be tested for impairment as defined by Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

(D) - Adjustment to eliminate acquisition-related costs paid by NeoMedia in 2005 that are included in the purchase price allocation.

(E) - Adjustment to eliminate note payable from Mobot to NeoMedia that was forgiven at closing.

(F) - Adjustment to eliminate Mobot convertible debentures that were converted prior to closing. As a result, the above unaudited condensed consolidated pro forma balance sheet is shown assuming the debentures are converted prior to the pro forma closing date.

(G) - Negative cash balance is shown for pro forma purposes only. During February 2006, NeoMedia obtained $22 million gross financing in the form of a convertible preferred stock sale, a portion of the proceeds of which were used to acquire Mobot, Gavitec, 12Snap, and Sponge.

NeoMedia Technologies, Inc.
Unaudited Pro-forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2005
(In thousands of US Dollars, except per share data)

							Pro			Pro
							Forma			Forma
			(B)	(A)	(A)		Adjust-			Consol-
	NeoMedia	Mobot	Sponge	Gavitec	12Snap	BSD	ments			idated
NET SALES:	*	*	(unaudited)**	*	*	(unaudited)***	(unaudited)			(unaudited)
Technology license, service and products	$877	$300	$2,248	$772	$7,396	$1,723	$—			$13,316
Micro paint repair products and services	1,279	—	—	—	—	—	—			1,279
Total net sales	2,156	300	2,248	772	7,396	1,723	—			14,595

COST OF SALES:
Technology license, service and products	659	—	1,296	722	—	—	2,329	(C	)	5,006
Micro paint repair products and services	913	—	—	—	—	—	—			913
Total cost of sales	1,572	—	1,296	722	—	—	2,329			5,919

GROSS PROFIT	584	300	952	50	7,396	1,723	(2,329)			8,676

Selling, general and administrative expenses	7,561	1,180	796	972	7,147	1,443	992	(C	)	20,091
Impairment charge	335	—	—	—	—	—	—			335
Research and development costs	934	552	—	503	1,515	—	—			3,504

Income (loss) from operations	(8,246)	(1,432)	156	(1,425)	(1,266)	280	(3,321)			(15,254)
Loss on extinguishment of debt, net	172	—	—	—	—	—	—			172
Other income (loss)	—	—	57	296	230	—	—			583
Impairment charge on investments	(780)	—	—	—	—	—	—			(780)
Interest income (expense), net	(293)	(42)	18	—	(515)	(150)	—			(982)

Income before provision for income taxes	(9,147)	(1,474)	231	(1,129)	(1,551)	130	(3,321)			(16,261)
Provision for income taxes	—	—	(60)	—	—	—	—			—

Net income (loss)	(9,147)	(1,474)	171	(1,129)	(1,551)	130	(3,321)			(16,261)

Other comprehensive income (loss):
Unrealized loss on marketable securities	(146)	—	—	—	—	—	—			(146)
Foreign currency translation adjustment	29	—	—	—	—	(277)	—			(248)

Comprehensive income (loss)	($9,264)	($1,474)	$171	($1,129)	($1,551)	($147)	($3,321)			($16,655)

NET INCOME (LOSS) PER
SHARE--BASIC AND DILUTED	($0.02)									($0.03)

COMPREHENSIVE INCOME (LOSS)
PER SHARE--BASIC AND DILUTED	($0.02)									($0.03)

Weighted average number
of common shares-basic and diluted	451,857,851						172,717,482	(D	)	624,575,333

*     - Derived from audited financial statements
**   - Sponge fiscal year end is September 30. Results shown are for the year ended December 31, 2005, compiled from Sponge’s audited financial statements for the year ended September 30, 2005 and interim financial statements for the three months ended December 31, 2005 and 2004.
*** - BSD fiscal year end is July 31. Results shown are for the year ended January 31, 2006, compiled from BSD’s audited financial statements for the year ended July 31, 2005 and interim financial statements for the six months ended January 31, 2006 and 2005

Pro-forma Adjustments

(A) - For pro forma presentation purposes, Gavitec and 12Snap results are converted from Euro to US Dollars at a rate of 0.80844 Euro/US Dollar, which was the average exchange rate for the period January 1, 2005 - December 31, 2005.

(B) - A portion of Sponge’s sales are shown net of payments made to customers.

(C) - Adjustment to reflect amortization of acquired intangible assets for the year ended December 31, 2005, as if the acquisitions had occurred on January 1, 2005. It is important to note that the actual allocation and estimated useful lives of intangible assets acquired that will be adopted based on an independent valuation could vary from the estimates presented herein (see note C(i) to the pro forma balance sheet for a discussion on useful lives). Such a difference could cause a material difference between the actual periodic amortization charges that NeoMedia will record in its statement of operations, and the amortization amount shown above. Estimated useful lives are based on management’s best estimate of the purchase price allocation, and have not been finalized based on the results of an independent valuation.

(D) - Adjustment for shares that would have been issued in connection with acquisitions if they had occurred on January 1, 2005, calculated as follows:
	Mobot	Sponge	Gavitec	12Snap	BSD	Total
NeoMedia stock price around January 1, 2005 (measurement date)	$0.261	$0.261	$0.261	$0.261	$0.261
Total stock consideration	$6,500,000	$11,400,000	$5,400,000	$19,500,000	$2,279,263	$45,079,263
Pro forma number of shares of NeoMedia to be treated as purchase price consideration	24,904,215	43,678,161	20,689,655	74,712,644	8,732,808	172,717,482

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMedia Technologies, Inc. (Registrant)
Date: June 7, 2007	By: /s/ Charles W. Fritz Charles W. Fritz, Acting Chief Executive Officer